Exhibit 10.323

LIMITED LIABILITY COMPANY AGREEMENT

OF

BRG FLAGLER VILLAGE, LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF BRG FLAGLER VILLAGE, LLC (the “Company”), is dated as of December 18, 2015 (this “Agreement”), by Bluerock Residential Holdings, LP, a Delaware limited partnership, as the sole member of the Company (the “Member”).

RECITALS:

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Law, as amended from time to time (the “Act”), and there has been filed a Certificate of Formation of the Company (the “Certificate of Formation”) with the office of the Secretary of State of the State of Delaware; and

WHEREAS, the Member desires to operate the Company as a limited liability company under the Act.

NOW, THEREFORE, the Member agrees as follows:

1.          Formation. The Certificate of Formation, the formation of the Company as a limited liability company under the Act, and all actions taken by any other person who executed and filed the Certificate of Formation are hereby adopted and ratified. The affairs of the Company and the conduct of its business shall be governed by the terms and subject to the conditions set forth in this Agreement, as amended from time to time. The Member is hereby authorized and directed to file any necessary amendments to the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware and such other documents as may be required or appropriate under the Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

2.          Name. The name of the limited liability company formed hereby is BRG Flagler Village, LLC.

3.          Purpose. The purpose of the Company is:

(i)        to own and hold a limited liability company interest in BR Flagler JV Member LLC; and

(ii)       to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

4.          Place of Business. The Company shall have its principal place of business at c/o Bluerock Real Estate, LLC, 712 Fifth Avenue, 9th Floor, New York, New York 10019, or at such other place or places as the Member may, from time to time, select.

5.          Registered Office and Agency. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, DE 19904. The name of the registered agent at such address is National Registered Agents. Such office and such agent may be changed from time to time by the Member in its sole discretion.

6.          Capital Accounts. An account shall be established in the Company's books for the Member and transferee in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv).

7.          Percentage Interest and Allocations of Profits and Losses. The Member's interest in the Company equals 100% (the “Percentage Interest”). The Company's profits and losses shall be allocated in accordance with the Percentage Interest of the Member.

8.          Additional Contributions. The Member is not required to make any contribution of property or money to the Company.

9.          Distributions. At the time determined by the Member, the Member shall cause the Company to distribute any cash held by it which is neither reasonably necessary for the operation of the Company nor in violation of the Act. All cash available for distribution shall be distributed to the Member in accordance with the Percentage Interests.

10.         Powers. The business of the Company shall be solely under the management of the Member. The Member shall have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement or which the Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

11.         Compensation. The Member shall not receive compensation for services rendered to the Company.

12.         Term. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Member, (b) the sale by the Company of all or substantially all of its property or (c) an event of dissolution of the Company under the Act.

13.         Assignments. The Member may at any time directly or indirectly sell, transfer, assign, hypothecate, pledge or otherwise dispose of or encumber all or any part of its interest in the Company (including, without limitation, any right to receive distributions or allocations in respect of such interest and whether voluntarily, involuntarily or by operation of law).

14.         Limited Liability. The Member shall have no liability for the obligations of the Company except to the extent provided in the Act.

15.         Additional Members. Additional Members can only be admitted to the Company upon the consent of the Member, which consent may be evidenced by, among other things, the execution of an amendment to this Agreement.

16.         Management. The business and affairs of the Company shall be conducted solely and exclusively by the Member, as provided herein. The Member shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. All determinations, decisions and actions made or taken by the Member (or its designee(s)) shall be conclusive and binding upon the Company.  James Babb, Jordan Ruddy and Michael Konig are each hereby appointed as an authorized signatory of the Company and shall have the authority to execute on behalf of the Company such agreements, contracts, instruments and other documents as the Member shall from time to time approve, such approval to be conclusively evidenced by its execution and delivery of any of the foregoing.  Third parties may conclusively rely upon the act of James Babb, Jordan Ruddy and/or Michael Konig as evidence of the authority of such party for all purposes in respect of their dealings with the Company.

17.         Amendments. This Agreement may be amended only in a writing signed by the Member.

18.         Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms.

19.         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

20.         Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. The parties shall nevertheless negotiate in good faith in order to agree to the terms of a mutually satisfactory provision consistent with their intentions in executing and delivering this Agreement to be substituted for the provision which is invalid, unenforceable or illegal.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

MEMBER:

Bluerock Residential Holdings, LP, a Delaware
limited partnership

By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its General Partner

	By:	/s/ R. Ramin Kamfar
Name: R. Ramin Kamfar
Title: Chief Executive Officer